EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Guaranty Bancshares, Inc. of our report dated January 26, 1999 relating to the consolidated financial statements of Guaranty Bancshares, Inc. and Subsidiaries included in the Annual Report on Form 10-K .


ARNOLD, WALKER, ARNOLD & CO., P.C.

/s/ Arnold, Walker, Arnold & Co., P.C.

Mount Pleasant, Texas
May 4, 1999